UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

The Blackstone Group L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33551	20-8875684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On January 30, 2018, Peter T. Grauer, a member of the board of directors (the “Board”) of Blackstone Group Management L.L.C., the general partner of The Blackstone Group L.P. (the “Partnership”), informed the Partnership that, with regret, he was stepping down from the Board effective immediately. Mr. Grauer, who is Chairman of the board of Bloomberg L.P. (“Bloomberg”), is taking this action due to Blackstone funds’ pending acquisition of a majority stake in the financial and risk division of Thomson Reuters Corporation. This division is a direct competitor of Bloomberg. While there is no legal requirement that Mr. Grauer resign, he felt this was the appropriate step given the appearance and potential of a conflict. In connection with Mr. Grauer’s departure, the size of the Board was reduced from eleven members to ten members.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2018

The Blackstone Group L.P.
By:	Blackstone Group Management L.L.C., its General Partner

By:	/s/ John G. Finley
Name:	John G. Finley
Title:	Chief Legal Officer